EXHIBIT 4(c)


                  DEBENTURE PURCHASE AGREEMENT

          This DEBENTURE PURCHASE AGREEMENT ("Agreement") is dated as of March 31, 1995 by and between ROLLINS ENVIRONMENTAL
SERVICES, INC., a Delaware corporation ("Rollins"), and
WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation
("Westinghouse").

                         R E C I T A L S

          A. Rollins wishes to acquire from Westinghouse, and Westinghouse wishes to sell to Rollins, all of the issued and outstanding shares of capital stock (the "Shares") of National Electric, Inc., a Minnesota corporation and a wholly owned subsidiary of Westinghouse, pursuant to that certain Stock Purchase Agreement dated as of March 7, 1995 by and between Rollins and Westinghouse (the "Stock Purchase Agreement").

          B. In connection with and pursuant to Section 2.1 of the Stock Purchase Agreement, Rollins proposes to issue and sell to Westinghouse $66,000,000 aggregate principal amount of its 7.25% Convertible Subordinated Securities Due 2005 (the "Subordinated Securities"), to be issued pursuant to an indenture (the "Subordinated Debt Indenture") to be dated as of the date of issue, between Rollins and Texas Commerce Bank National Association, as Trustee. Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Subordinated Debt Indenture.

          C. In connection with and pursuant to Section 2.1 of the Stock Purchase Agreement, Rollins proposes to issue and sell to Westinghouse $16,800,000 aggregate principal amount of its 7.75% Senior Unsecured Series Securities Due 2005 subject to adjustment pursuant to Section 2.4 of the Stock Purchase
Agreement (the "Senior Securities"; together with the
Subordinated Securities, the "Securities"), to be issued pursuant to an indenture (the "Senior Debt Indenture", together with the Subordinated Debt Indenture, the "Indentures") to be dated as of the date of issue, between Rollins and First Fidelity Bank, National Association, as Trustee.

          NOW, THEREFORE, Rollins and Westinghouse, intending to be legally bound, hereby agree as follows:


                            ARTICLE 1

                           Definitions

          1.1 Definitions. For purposes of this Agreement, the terms set forth below will have the following meanings:

          "Demand Registration Statement" has the meaning ascribed to such term in Section 6.2(a).

          "Indentures" has the meaning ascribed to such term in the Recitals.

          "Other Holders" has the meaning ascribed to such term in Section 6.3(b).

          "Other Securities" has the meaning ascribed to such term in Section 6.3(a).

          "Permitted Transferee" means any Person who acquires
Registrable Securities from Westinghouse in a transaction exempt from registration under the Securities Act, or any subsequent purchaser from any such Person in any such transaction.

          "Piggyback Registration Statement" has the meaning ascribed to such term in Section 6.3(a).

          "Registrable Securities" means the Subordinated Securities and the Senior Securities owned by Westinghouse. As to any particular Registrable Securities, once issued such securities will cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities will have become effective under the Securities Act and such securities will have been disposed of in accordance with such registration statement, (b) they will have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (c) they will have been transferred or sold to any Person, or (d) they will have ceased to be outstanding.

          "Registration Expenses" means all expenses, other than Selling Expenses, incurred by Rollins in effecting any registration of Securities under the Securities Act, including, without limitation, all underwriting discounts, fees, spreads and selling commissions, all registration, qualification, listing and filing fees applicable to any sale of Securities for the account of Westinghouse (including, without limitation, fees relating to registration or qualification under the "blue sky" or securities laws of any jurisdiction), printing expenses, fees and disbursements of counsel to Rollins and the independent accountants of Rollins relating to any Registration Statement, and expenses associated with any communications with Westinghouse required or permitted hereunder, including without limitation the cost of mailing such communications to Westinghouse.

          "Registration Request" has the meaning ascribed to such term in Section 6.2(a).

          "Registration Statement" means a Piggyback Registration
Statement or a Demand Registration Statement.

          "Rollins" means Rollins Environmental Services, Inc., a
Delaware corporation.

          "Rule 415" means Rule 415 under the Securities Act and any successor rule thereto.

          "Rule 430A" means Rule 430A under the Securities Act and any successor rule thereto.

          "Rule 424" means Rule 424 under the Securities Act and any successor rule thereto.

          "Securities" has the meaning ascribed to such term in the Recitals.

          "Securities Legend" has the meaning ascribed to such term in Section 4.1(c).

          "Selling Expenses" means all underwriting discounts, fees, spreads, and selling commissions applicable to the sale of Registrable Securities for the account of Westinghouse when participating in any registration by Rollins of any securities under the Securities Act, any fees and disbursements of counsel, any accountants, and financial or other advisors for Westinghouse when participating in such registration, and any direct or indirect costs incurred under this Agreement by Westinghouse.

          "Stock Purchase Agreement" has the meaning ascribed to such term in the Recitals.

          "Westinghouse" means Westinghouse Electric Corporation, a Pennsylvania corporation.


                            ARTICLE 2

                     Issuance of Securities

          2.1 Issuance of Securities. Subject to the terms and conditions set forth herein, Rollins hereby agrees to issue, and Westinghouse hereby agrees to accept, the Securities in the face amount set forth in the Recitals as part of the total consideration for the purchase of the Shares pursuant to the Stock Purchase Agreement.


                            ARTICLE 3

                       Representations and
                      Warranties of Rollins

          3.1 Authorization, Execution and Validity of Agreement. The execution, delivery and performance by Rollins of this Agreement, the Indentures and the issuance of the Securities have been duly authorized by all necessary corporate action.
This Agreement and the Indentures have been duly and validly executed by Rollins, constitutes its valid and binding obligation and is enforceable against Rollins in accordance with its terms.

          3.2 No Conflict; Rollins Consents. The execution, delivery and performance by Rollins of this Agreement will not
(a) violate any Law, (b) violate and Charter Document of Rollins,
(c) require any Consent from any Governmental Authority, or (d) breach any material Contract to which Rollins is a party or by which it is bound (each of the foregoing capitalized terms as defined in the Stock Purchase Agreement).

          3.3 No Defaults. Assuming that the Securities were outstanding on the date hereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing which with the lapse of time or the giving of notice, or both, would constitute an Event of Default thereunder.

          3.4 Use of Proceeds. The issuance of the Securities will be part of the total consideration for the purchase of the Shares pursuant to the Stock Purchase Agreement. None of the transactions contemplated in this Agreement or the Indentures (including, without limitation, the use of proceeds from the issuance and sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the United State Federal Reserve System (the "Board"), 12 CFR, Article II. Neither Rollins or any Subsidiary of Rollins owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G of the Board. None of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, to purchase or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Exchange Act.

          3.5 Private Offering. Neither Rollins, directly or indirectly, nor any agent on its behalf has offered or will offer the Securities or any similar security or has solicited or will solicit an offer to acquire the Securities or any similar security from any Person so as to cause the issuance and sale of the Securities to violate the provisions of Section 5 of the Securities Act.


                            ARTICLE 4

                       Representations and
                   Warranties of Westinghouse

          4.1  Purchase of Securities; Restrictions on Transfer.
(a) Westinghouse is acquiring the Securities for its own account for investment purposes only and not with a view to distribution or for resale in a manner that would violate the securities law but subject, nevertheless, to the disposition of the Securities being at all times within Westinghouse's control.

          (b) Westinghouse understands that the Securities have not been registered under the Securities Act or under relevant state securities laws (collectively, the "Acts"). Westinghouse further understands that the Securities cannot be sold except pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements and in compliance with the Securities Act and the Acts.

          (c) Unless sold pursuant to an effective registration statement under the Securities Act and except as set forth in this Section, Securities will bear the following legend (the
"Securities Legend"):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND OF THE APPLICABLE LAWS OF EACH STATE OF THE UNITED STATES OR IN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

          Rollins will re-issue any Security, without the Securities Legend, and Rollins will cause the Trustee to authenticate such re-issued Security, if:

          (i)  such Security has been transferred in a
     transaction that (A) is in compliance with Rule 144(k) under the Securities Act, (B) is in compliance with Rule 904 of Regulation S under the Securities Act or (C) does not require registration under the Securities Act, and in the case of the foregoing Westinghouse will have delivered to Rollins such documentation and legal opinions as Rollins may reasonably request, such documentation and legal opinions to be reasonably satisfactory in form and substance to Rollins; or

          (ii)  such Security has been transferred in a
     transaction that is pursuant to an effective registration statement under the Securities Act; or

          (iii) three years will have elapsed since the later to occur of (A) the issuance of the Securities or (B) the date, if any, on which such Security was transferred by an affiliate (within the meaning of Rule 144) of Rollins or by a Person that had been such an affiliate at any time during the three months prior to such transfer (provided, however, that Westinghouse is not such an affiliate or a Person that had been such an affiliate at any time during the three months prior to such re-issuance).

          4.2 Accredited Investor. Westinghouse is an "accredited investor" as that term is used in Section 4.5 of the Stock Purchase Agreement and has sufficient knowledge and experience in financial and business matters so as to enable it to evaluate the risks and merits inherent in the Securities which comprise the Purchase Price (as defined in the Stock Purchase Agreement). Westinghouse acknowledges receipt and review of copies of Rollins' most recent Annual Report to Shareholders, Proxy Statement, Form 10-K and other filings with the Commission and has had access to such information concerning Rollins as it has felt necessary or appropriate for its evaluation.


                            ARTICLE 5

                    Covenants of Westinghouse

          5.1 Resale of Securities. Westinghouse will not, without the prior written consent of Rollins, knowingly and intentionally sell, transfer or otherwise dispose of Common Stock or a principal amount of the Subordinated Securities equal to more than .843793% of the Outstanding Common Stock on a fully-diluted basis (including shares issuable upon redemption or conversion pursuant to the Subordinated Indenture) to any individual purchaser or its Affiliates in a private transaction.

          5.2 Acquisition of Ownership of Rollins. As of the date hereof, Westinghouse does not beneficially own any Voting Securities (as defined below). So long as no Default or Event of Default has occurred and is continuing under either of the Indentures, and no event has occurred and is continuing which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, Westinghouse agrees that except within the terms of a specific request from Rollins, neither Westinghouse nor any of its Affiliates will propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (a) any form of business combination, acquisition, or other transaction relating to Rollins or any majority-owned Affiliate thereof, (b) any form of restructuring, recapitalization or similar transaction with respect to Rollins or any such Affiliate, or (c) any demand, request or proposal to amend, waive or terminate any provision of this Agreement, nor will Westinghouse or any Affiliate as a principal (i) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any securities entitled to be voted generally in the election of directors of Rollins or any direct or indirect options or other rights to acquire such securities ("Voting Securities"), (ii) make, or in any way participate in, any solicitation of proxies with respect to any Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to Rollins, seek to influence any person with respect to any Voting Securities or demand a copy of Rollins' list of stockholders or other books and records, (iii) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire beneficial ownership of any Voting Securities or which seeks to affect control of Rollins or for the purpose of circumventing this Agreement, or (iv) otherwise act, alone or in concert with others (including by providing financing for another person) to seek or to offer to control or influence, in any manner, the management, Board of Directors, or policies of Rollins. For purposes of this Section, an "Affiliate" of Westinghouse will be deemed not to include the Westinghouse Pension Fund, its trustees and investment managers.

          5.3 Voting Power. So long as no Default or Event of Default has occurred and is continuing under either of the Indentures, and no event has occurred and is continuing which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, with respect to any matter as to which all holders of Common Stock have a right to vote, Westinghouse will deliver to Rollins proxies to vote all shares of Common Stock which Westinghouse owns on each matter submitted for a vote to all holders of the Common Stock in the same proportion as all other shares of Common Stock are voted. The parties intend for this Section to be an enforceable voting agreement under Section 218 to the Delaware General Corporation
Law, or any successor legislation. To the extent that counsel to either party is of the written opinion that this Section may not be enforceable, the parties agree to negotiate and enter into a separate voting agreement, voting trust or similar instrument that effects the intent of this Section. Westinghouse agrees to execute such voting instructions, proxies, or similar instruments as shall be reasonably requested by Rollins or its transfer agent in order to effect the intent of this Section.


                            ARTICLE 6

                       Registration Rights

          6.1  Limitation on Obligations of Rollins.

          (a) Termination of Obligation to Register. The demand registration rights and the piggyback registration rights provided under this Section will terminate upon the earlier of the date (i) counsel for Rollins will have delivered to Westinghouse an opinion that all of the shares of Registrable Securities then owned by Westinghouse can be sold without registration under Section 5 of the Securities Act or (ii) Westinghouse will have sold all of the Securities held by it.

          6.2  Demand Registration Rights.

          (a) Registration Request. Upon the written request of Westinghouse that Rollins effect the registration under the Securities Act of all or part of the Registrable Securities representing not less than 5% of the aggregate principal amount of the Registrable Securities (a "Registration Request"), at any time after March 31, 1996, Rollins will use its best efforts to effect the registration under the Securities Act. Pursuant to such Registration Request, Rollins will prepare and file, on such appropriate form as Rollins in its discretion will determine (which form will satisfy any relevant provisions of the Registration Request), a registration statement under the Securities Act (a "Demand Registration Statement") to effect such registration and seek to have such Demand Registration Statement become effective as promptly as practicable.

          A Registration Request will (i) specify the number of shares of Registrable Securities intended to be offered and sold,
(ii) express the present intention of Westinghouse to offer or cause the offering of such Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale thereof and (iv) contain the undertaking of Westinghouse to provide all such information and materials and take all such action as may be required in order to permit Rollins to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such Demand Registration Statement.

          (b) Company Piggyback Registration Rights. If Rollins files a registration statement pursuant to this Section for an underwritten offering, Rollins will be entitled to include in such registration statement, as a part of such underwritten offering, additional shares of Common Stock to be sold for the account of Rollins or for any other Persons, on the same terms and conditions as the Registrable Securities being sold by Westinghouse; provided, however, that if the managing underwriters of such offering advises in writing that in their opinion the inclusion in such Demand Registration Statement of all securities proposed to be included by Rollins or such other Persons exceeds the number of securities which can be sold in such offering or substantially affects the price that Westinghouse could obtain in such offering, then the number of securities to be included in such Demand Registration Statement for the account of Rollins or such other Persons will be reduced, pro rata, to such number that such managing underwriters advise could be included in such underwriting without interfering with the successful marketing of the Registrable Securities proposed to be sold by Westinghouse.

          (c) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered will be selected by Rollins with the consent of Westinghouse, such consent not to be unreasonably withheld.

          (d) Priority in Requested Registration. In addition to cutbacks required pursuant to paragraph (b) above, if the managing underwriter of any underwritten offering will advise Rollins in writing (with a copy to Westinghouse) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to Westinghouse, Rollins will include Registrable Securities in such registration to the extent of the number which Rollins is so advised can be sold in such offering. In connection with any such registration to which this paragraph is applicable, no securities other than Registrable Securities will be covered by such registration.

          (e) Current Demand Registration Statement Obligation. Upon any Demand Registration Statement becoming effective, Rollins will use its best efforts to keep such Demand Registration Statement current for a period of 90 days or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold.

          (f) Permissible Delays and Other Limitations of Rollins's Obligations. Notwithstanding the foregoing, (i) Rollins will not be obligated to cause any special audit to be undertaken in connection with any Demand Registration Statement,
(ii) Rollins will be entitled to postpone for a reasonable period of time the filing of any Demand Registration Statement otherwise required to be prepared and filed by it (A) to the extent necessary to prepare the financial statements of Rollins for the fiscal period most recently ended prior to the related Registration Request, (B) if Rollins would be required to disclose in such Demand Registration Statement the existence of any fact relating to a material business situation, transaction or negotiation not otherwise required to be disclosed, or (C) if Rollins notifies Westinghouse that a registration at the time and on the terms requested would adversely affect any equity financing by Rollins that had been contemplated by Rollins prior to receipt of notice requesting registration pursuant to paragraph (a) above; provided, however, that in the event of a delay pursuant to clause (B), Rollins will not be entitled to delay the filing for more than 100 days and (iii) Rollins will not be obligated to file a Demand Registration Statement during the 100-day period following the effectiveness of the registration statement filed by Rollins in connection with an underwritten primary or a secondary offering of its securities.

          (g)  Expenses.  Rollins will pay all of the
Registration Expenses incurred in connection with up to two Demand Registration Statements that become effective pursuant to this Section, and Westinghouse will pay for any Registration Expenses incurred in connection with any additional Demand Registration Statements up to the limit for such registrations set forth in paragraph (i) below; provided that if any securities are registered for sale for the account of any Person other than Westinghouse or Rollins pursuant to paragraph (b) above, each such Person will bear its pro rata share of all Registration Expenses (provided that for purposes of this Section, Rollins may pay such pro rata expenses on behalf of the Persons other than Westinghouse; provided, further, that in no event will Westinghouse be required to pay any internal costs of Rollins. Westinghouse will pay all Selling Expenses under any such Demand Registration Statement.

          (h) Effectiveness of Registration Statement. For purposes of this Agreement, a Registration Statement will not be deemed to have become effective:

               (i) if, after a Registration Statement has become effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority for any reason other than an act or omission of Westinghouse;

               (ii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by Westinghouse; or

               (iii) if Rollins voluntarily takes any action that would result in Westinghouse not being able to sell such Registrable Securities covered thereby during the period specified in paragraph (b) above, unless such action is required under applicable laws, provided that the foregoing will not apply to actions taken by Rollins in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets.

          (i) Limitation on Demand Registration Rights. Notwithstanding anything in this Section to the contrary, in no event will Rollins be required to effect, in the aggregate, without regard to Westinghouse making such request, more than two effective registrations pursuant to this Section; subject to diminution pursuant to Section 6.3(d). The use of any demand registration right will not diminish the number of piggyback registration rights available to Westinghouse pursuant to Section 6.3(c).

          6.3  Incidental Registration.

          (a) Piggyback Rights. If Rollins at any time proposes to register any of its securities ("Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or an S-3 registration statement which relates solely to a dividend reinvestment plan or employee purchase plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to Westinghouse of its intention to do so at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice will offer Westinghouse the opportunity to include in such registration statement (a "Piggyback Registration Statement") such number of Registrable Securities as Westinghouse may request. Upon the written request of Westinghouse made within 10 days after the receipt of Rollins's notice (which request will specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), Rollins will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which Rollins has been so requested to register by Westinghouse to the extent required to permit the disposition (in accordance with such intended methods as requested by Westinghouse) of the Registrable Securities to be so registered on the same terms and conditions as any similar securities of Rollins included in such Piggyback Registration Statement; provided that if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the Piggyback Registration Statement, Rollins will determine for any reason not to register the Other Securities, Rollins may, at its election, give written notice of such determination to Westinghouse and thereupon Rollins will be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in paragraph (e) below).

          (b) Priority in Incidental Registrations. If the registration referred to in the first sentence of paragraph (a) above is to be: (i) an underwritten primary registration on behalf of Rollins, and the managing underwriters advise Rollins in writing that in their opinion the total number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering or substantially affects the price that Rollins could obtain in such offering, Rollins will include in such registration (A) first, up to the full number of securities Rollins proposes to sell and (B) second, up to the full number of securities that such underwriters advise can be so sold allocated pro rata among the holders of Other Securities (other than the securities sold by Rollins) (the "Other Holders") who have also requested registration of their securities and Westinghouse on the basis of the number of securities (including Registrable Securities) requested to be included therein by the each Other Holder and by Westinghouse; or (ii) an underwritten secondary registration of other securities of Rollins on behalf of Persons other than Westinghouse or Rollins ("Initiating Persons"), and the managing underwriters advise Rollins in writing that in their opinion (A) the total number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering or substantially affects the price that the Initiating Persons could obtain in such offering, Rollins will include in such registration (x) first, up to the full number of securities the Initiating Persons requesting registration propose to sell and (y) second, up to the full number of securities that such underwriters advise can be so sold allocated pro rata among Rollins, Westinghouse and the Other Holders (other than the Initiating Persons), who have also requested registration of their securities, on the basis of the number of securities (including Registrable Securities) requested to be included therein by Rollins, Westinghouse and the Other Holders (other than the Initiating Persons) or (B) the request to include Registrable Securities would be detrimental to such secondary offering, Rollins may exclude such securities.

          (c)  Limitation of Piggyback Obligation.
Notwithstanding anything in this Section to the contrary, in no event will Rollins be required to effect, in the aggregate, without regard to Westinghouse making such request, more than two effective registrations pursuant to this Section. The use of any demand registration right will not diminish the number of piggyback registration rights available to Westinghouse pursuant to this Section. Without limiting the generality or effect of any other provision hereof, Rollins will not be required to effect any registration of Registrable Securities under this
Section incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

          (d) Limitation on Piggyback Registration Rights. No registration of Registrable Securities effected under this Section will relieve Rollins of its obligation to effect a registration of Registrable Securities pursuant to Section 6.2; provided, however, that such number of demand rights will be decreased by the number of piggyback registrations that will have become effective as to the full number of shares requested to be registered by Westinghouse.

          (e) Expenses. Rollins will pay all Registration Expenses in connection with any registration pursuant to this Section, except that Westinghouse will pay any Selling Expenses in connection with any registration pursuant to this Section.

          6.4  Hold-Back Agreements.

          (a) Restrictions on Public Sale by Westinghouse. If Westinghouse holds any Registrable Securities covered by a Registration Statement, Westinghouse agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of Rollins of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, or such other period to which Rollins and Westinghouse may agree, to the extent timely notified in writing by Rollins or the managing underwriters. The foregoing provisions will not apply to Westinghouse if it is prevented by any applicable statute or regulation from entering any such agreement; provided, however, that Westinghouse will undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

          (b) Restrictions on Sale of Securities by Rollins and Others. Rollins agrees (i) not to effect any public or private offer, sale or distribution of its securities, including a sale pursuant to Regulation D under the Securities Act, (A) during the 10-day period prior to, and during the 90-day period beginning with, the effectiveness of any Registration Statement, or such other period to which Rollins and Westinghouse may agree, (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms) and (B) during the 20-day period following receipt by Rollins of a notice in writing from Westinghouse of an intention to sell Registrable Securities pursuant to an effective Registration Statement (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms) and (ii) to use its best efforts to cause its directors and executive officers to comply with all restrictions of the securities laws during the periods set forth in clauses (A) or (B) above.

          6.5  Registration Procedures.

          (a) Prospectuses; State Qualification. In connection with any offering of Registrable Securities pursuant to this Agreement, Rollins (i) will furnish to Westinghouse such number of copies of any prospectus (including any preliminary prospectus) and prospectus supplement as it may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Rollins will be required under the provisions hereof to cause the Registration Statement to remain current, and (ii) take such action as will be necessary to qualify the Registrable Securities covered by such registration under such blue sky or other state securities laws for offer and sale as Westinghouse will request; provided, however, that Rollins will not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it will not be then qualified or to file any general consent to service of process.

          (b) Underwriting Agreements. If requested, Rollins will enter into an underwriting agreement with an investment banking firm selected by Rollins in connection with a Piggyback Registration Statement, or with a nationally recognized investment banking firm selected pursuant to Section 6.2(c) in connection with a Demand Registration Statement; in either case containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions.

          (c) Certificates. In connection with any offering of Registrable Securities registered pursuant to this Agreement, Rollins will (i) furnish Westinghouse, at Rollins's expense, with unlegended certificates (in such denominations as Westinghouse will request) representing ownership of the Registrable Securities which are sold pursuant to any Registration Statement and (ii) instruct the Trustee and registrar of the Securities to release any transfer restrictions with respect to the Registrable Securities so sold.

          (d)  Covenants of Rollins.  In connection with
Rollins's obligations pursuant to Sections 6.2 and 6.3, Rollins will:


               (i) cooperate and assist in any filings required to be made the Trust Indenture Act of 1939, as amended;

               (ii) cooperate and assist in any filings required to be made with any national securities exchange; and before filing a Registration Statement or prospectus or any amendments or supplements thereto, Rollins will furnish to counsel selected by Westinghouse (at Westinghouse's expense) copies of all such documents proposed to be filed, which documents will be subject to their review and comments;

               (iii) cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424;

               (iv)  notify Westinghouse when Registrable
          Securities are covered by a Registration Statement promptly: (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such Registration Statement, that the representations and warranties of Rollins contemplated by paragraph (b) above cease to be true and correct; (E) of the receipt by Rollins of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in such Registration Statement, the prospectus or any document incorporated therein by reference untrue and which requires the making of any changes in such Registration Statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

               (v)  make reasonable efforts to obtain the
          withdrawal of any order suspending the effectiveness of a Registration Statement;

               (vi) furnish to Westinghouse when Registrable Securities are covered by a Registration Statement, without any additional charge, one signed copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (vii)  upon the occurrence of any event
          contemplated by paragraph (d)(iii)(F) above, prepare a supplement or post-effective amendment to the Registration Statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (viii) cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which similar securities issued by Rollins are then listed if requested by Westinghouse or the managing underwriters, if any; and

               (ix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

          6.6  Indemnification and Contribution.

          (a) Indemnification by Rollins. In the case of any offering registered pursuant to this Agreement, Rollins agrees to indemnify and hold Westinghouse, each underwriter of securities of Rollins under such registration approved by Rollins as provided in Section 6.4 of this Agreement and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions will arise out of or will be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the sale of such Registrable Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if Rollins will have filed with the Commission any amendment or supplement thereof), if used prior to the effective date of such Registration Statement, or contained in the prospectus (as amended or supplemented if Rollins will have filed with the Commission any amendment or supplement thereof, including the information deemed part of such Registration Statement pursuant to Rule 430A), if used within the period during which Rollins will be required to keep the Registration Statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section will not apply to such losses, claims, damages, liabilities or actions which will arise from the sale of Registrable Securities to any person if such losses, claims, damages, liabilities or actions will arise out of or will be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission will have been made in reliance upon and in conformity with information furnished in writing to Rollins by Westinghouse or any such underwriter specifically for use in connection with the preparation of the Registration Statement or any preliminary prospectus or prospectus contained in the Registration Statement or any such amendment thereof or supplement thereto.

          (b) Indemnification by Westinghouse and Underwriters. In the case of each offering registered pursuant to this Agreement Westinghouse agrees, and each underwriter participating therein will agree, in the same manner and to the same extent as set forth in paragraph (a) above severally to indemnify and hold harmless Rollins and each person, if any, who controls Rollins within the meaning of Section 15 of the Securities Act, its directors and those officers of Rollins who will have signed any such Registration Statement with respect to any statement in or omission from such Registration Statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such Registration Statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission will have been made in reliance upon and in conformity with information furnished in writing to Rollins by Westinghouse or such underwriter specifically for use in connection with the preparation of such Registration Statement or any preliminary prospectus or prospectus contained in such Registration Statement or any such amendment or supplement thereof.

          (c) Conduct of Indemnification Procedures. Each party indemnified under paragraphs (a) or (b) above will, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action will not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement in paragraphs (a) or (b) above, unless and to the extent the indemnifying party was prejudiced by such omission, and in no event will relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action will be brought against any indemnified party and it will notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under paragraphs (a) or (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigations; provided, however, that the indemnifying party will not be entitled to assume the defense of the indemnified party if in the reasonable judgment of such indemnified party based on written advice of counsel, a conflict of interest may exist between such indemnified party and any other of the indemnified parties with respect to such claim.

          (d)  Contribution.  If for any reason the
indemnification provided for in paragraphs (a) and (b) above is unavailable to an indemnified party or insufficient to hold it harmless as contemplated in paragraphs (a) and (b) above, then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that Westinghouse will not be required to contribute in an amount greater than the dollar amount of the proceeds received by Westinghouse with respect to the sale of any securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                            ARTICLE 7

                          Miscellaneous

          7.1 Certain Rights of Westinghouse if Named in a Registration Statement. If any Registration Statement refers to Westinghouse by name or otherwise as the holder of any securities of Rollins, then Westinghouse will have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to Westinghouse and Rollins, to the effect that the holding by Westinghouse of such securities (i) does not necessarily make Westinghouse a "controlling person" of Rollins within the meaning of the Securities Act, (ii) is not to be construed as a recommendation by Westinghouse of the investment quality of Rollins's securities covered thereby and
(iii) does not imply that Westinghouse will assist in meeting any future financial requirements of Rollins or (b) in the event that such reference to Westinghouse by name or otherwise is not required by the Securities Act or any of the rules and regulations promulgated thereunder, the deletion of the reference to Westinghouse.

          7.2 Public Company Status. Rollins will take all actions reasonably necessary to maintain its registration under the Securities Exchange Act of 1934, as amended. If Rollins fails to maintain such registration, Westinghouse will have the right to require Rollins to redeem all or any portion of Westinghouse's Subordinated Securities for cash at a price equal to the product of (i) $6.82 multiplied by (ii) the number of shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock into which the principal amount of Subordinated Securities is convertible at the Conversion Price (or at a current adjusted Conversion Price if an adjustment has been made as provided in the Subordinated Debt Indenture), together with accrued interest to the date of payment.

          7.3 Severability. If any provision of this Agreement or in the Securities will be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not be affected or impaired thereby.

          7.4 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by and party hereto without the express written consent of the other party.

          rs   Counterparts.  This Agreement may be executed in
one or more counterparts, each of which will for all purposes be deemed to be an original and all of which when taken together will constitute the same instrument.

          7.6 Headings. The headings of the Sections are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof.

          7.7 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

          7.8  No Third-Party Beneficiaries.  Nothing in this
Agreement or in the Securities will create any third-party beneficiary rights in any Person other than the Beneficiaries (as defined in the Stock Purchase Agreement).

          7.9 Notices. Any notice, request, instruction, consent or other document to be given hereunder by either party hereto to the other party will be in writing and delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, as follows:

          If to Westinghouse:

               Office of the Chairman
               Westinghouse Electric Corporation
               11 Stanwix Street
               Pittsburgh, PA  15222-1384
               facsimile: 412/642-3851

          With a copy to:

               Office of General Counsel
               Westinghouse Electric Corporation
               11 Stanwix Street
               Pittsburgh, PA  15222-1384
               facsimile: 412/642-5224

          If to Rollins, to:

               Office of the Vice Chairman
               Rollins Environmental Services, Inc.
               2200 Concord Pike
               Wilmington, DE  19803
               facsimile: 302/426-3555

          With a copy to:

               Klaus M. Belohoubek, Esquire
               Rollins Environmental Services, Inc.
               2200 Concord Pike
               Wilmington, DE  19803
               facsimile: 302/426-3555

or at such other address for a party as will be specified in writing by that Party. Notice delivered as provided above will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party.

          7.10 Governing Law; Interpretation. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State. Unless specifically stated otherwise, references to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits in this Agreement. References to "includes" and "including" mean "includes without limitation" and "including without limitation."

          7.11 Arbitration. In the event of any dispute arising between the parties hereto regarding any of the terms or provisions or breach of this Agreement, such disputes will be resolved by submitting same to arbitration, the results of which will be final and binding upon the parties and in accordance with the Commercial Arbitration Rules of the American Association of Arbitrators ("AAA"). Such arbitration will be held in Pittsburgh, Pennsylvania or Wilmington, Delaware, as determined in the sole discretion of the arbitrators, before a three person arbitration panel. The arbitration panel will be selected from a list of arbitrators supplied by AAA as follows: one arbitrator by Westinghouse, one arbitrator by Rollins, and the third arbitrator selected by the arbitrators appointed by Westinghouse and Rollins:

               (a)  Upon the written or telexed demand for
     arbitration by any of the parties hereto, Westinghouse and Rollins will appoint their respective selection as arbitrator not later than ten days following receipt of the list supplied by AAA.

               (b)  The two arbitrators so selected by
     Westinghouse and Rollins will appoint a third arbitrator not later than ten days thereafter and the three person arbitration panel so constituted will call for an arbitration hearing not later than 30 days thereafter. The period of arbitration, from the time of the first hearing, will not exceed 90 days unless such period be extended by the arbitrators for good cause shown.

               (c) The final decision of the arbitrators will be a written decision setting forth the findings of fact and conclusions reached by the arbitrators, will be rendered not more than 30 days following the final hearing and will be sent to the parties by registered mail forthwith, thereafter.

               (d) The prevailing party in any such arbitration will be entitled to interest on amounts due and to reimbursement of fees and expenses (including reasonable attorneys' fees) as determined by the arbitrators. The decision of the arbitrators will be final and nonappealable in accordance with AAA rules, except as follows: to the extent that either the claim for damages or the amount of damages awarded exceeds Ten Millon and 00/100 Dollars ($10,000,000.00), then the arbitrators will be required to include in their decision both the factual and the legal conclusions reached in support of the decision and either party will be entitled to appeal the decision to a court of competent jurisdiction based on error in the application of governing legal principles only. The findings of fact will remain undisturbed unless manifestly in error. The prevailing party in any such litigation will be entitled to interest on amounts due and to reimbursement of fees and expenses (including reasonable attorneys' fees) as determined by the court. For purposes of this Section, the parties consent to the jurisdiction of Federal and state courts within Pennsylvania and Delaware.

          7.12 Entire Agreement; Amendments. This Agreement constitutes the sole understanding of the parties hereto with respect to the matters contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto with respect to such matters. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless the same will be in writing and duly executed by the party against whom it would apply.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                         ROLLINS ENVIRONMENTAL SERVICES, INC.



                         By:_______________________________
                            Name:
                            Title:


                         WESTINGHOUSE ELECTRIC CORPORATION



                         By:_______________________________
                            Name:
                            Title: